Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations 404-828-7593 Andy Dolny, Investor Relations 404-828-8901
UPS ANNOUNCES 2Q RESULTS
     ATLANTA, July 23, 2009 — UPS (NYSE:UPS) today reported operating profit of $895 million on a 16.7% revenue decline for the second quarter ended June 30. Adjusted diluted earnings per share were $0.49 compared to $0.85 last year. The quarter’s results were adversely affected by continuing weakness in global economic activity.
     Adjusted diluted earnings per share exclude a charge for the remeasurement of certain foreign currency obligations which did not qualify for hedge accounting treatment. The after-tax charge was $48 million and had no impact on operating income or cash flow. Including this non-cash charge, diluted earnings per share were $0.44.
     Consolidated revenue was $10.8 billion compared to $13.0 billion for the prior-year quarter, while consolidated volume was 914 million packages, down 4.7%.
     “The global economic environment pressured our performance, but UPS remains financially very strong,” said Scott Davis, UPS chairman and CEO. “We continue to invest in growth opportunities, even as UPSers improve productivity and help our customers manage through these challenging times. We are a company that can weather this recession, positioning ourselves well to benefit when economic recovery occurs.”

			2Q 2009
Consolidated Results	2Q 2009		Adjusted	2Q 2008
Revenue	$10.83	B		$13.00	B
Operating profit	$0.90	B		$1.45	B
Operating margin	8.3%			11.2%
Average volume per day	14.3	M		15.0	M
Diluted earnings per share	$0.44		$0.49	$0.85
     Consolidated revenue per piece declined 10.5%, due to reductions in fuel surcharges, the effects of lighter-weight packages and the negative impact of currency. UPS reduced operating expense by $985 million, excluding fuel.
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     Earlier this month, the company released its 2008 Corporate Sustainability Report, documenting UPS’s environmental leadership role in the package delivery sector and describing its plan to cut the carbon emissions of its airline by 20% by 2020 for a total reduction of 42% since 1990.
Cash Position
     In spite of the decline in earnings, free cash flow increased $195 million in the first six months of 2009 (excluding the impact of tax refunds in 2008). Effective management of capital expenditures and working capital enabled UPS to generate $2.7 billion in free cash flow for the period. For the six months, the company also:
•	Paid dividends totaling $876 million.

•	Invested $671 million in capital expenditures.

•	Purchased 5.1 million shares at a cost of $248 million.

•	Ended the period with $3.3 billion in cash and marketable securities.

U.S. Domestic Package	2Q 2009		2Q 2008
Revenue	$6.79	B	$7.71	B
Operating profit	$0.48	B	$0.90	B
Operating margin	7.0%		11.7%
Average volume per day	12.5	M	13.1	M
     Average daily volume in the U.S. Domestic Package segment declined 4.6% in the quarter. Air volume was flat while ground volume declined 5.4%. U.S. domestic package revenue per piece was down 7.8% due to the decrease in fuel surcharges, the continuing trend toward lighter-weight packages and changes in product mix. Even with the volume decline, this business gained market share.
     Effective cost management reduced labor hours, miles driven and block hours flown by a greater percentage than volume declines. However, savings from these reductions were not enough to offset fully the impact from lower revenue. As a result, the segment posted lower operating profit and margin.
     In early July, UPS completed the first phase of the multi-year expansion of its Worldport® air hub in Louisville, Ky. This facility is the company’s largest international air hub. This phase increased sort capacity by 15% to 350,000 packages per hour and enables more cost-effective package processing and network efficiencies.

International Package	2Q 2009		2Q 2008
Revenue	$2.25	B	$2.95	B
Operating profit	$0.29	B	$0.41	B
Operating margin	13.0%		13.8%
Average volume per day	1.82	M	1.93	M
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     Average daily international export volume decreased 7.3%. Without the impact from the timing of Easter, export volume would have been down approximately 5%. Revenue per piece was negatively impacted by reduced fuel surcharges, currency, changes in product mix and lighter-weight packages. Although volumes declined, operating margin remained flat with the first quarter of 2009 due to effective cost management.
     During the quarter, UPS continued to invest in its international segment with the acquisition of its service providers in Slovenia and Turkey. The company also established a joint venture in Dubai to manage and grow UPS package, freight and contract logistics services across the Middle East, Turkey and portions of Central Asia.

Supply Chain and Freight	2Q 2009		2Q 2008
Revenue	$1.79	B	$2.34	B
Operating profit	$0.13	B	$0.15	B
Operating margin	7.0%		6.3%
     Revenue decreased 23.3% as a result of reduced fuel surcharges and lower volume. Margin expansion was attributed to improved revenue management and effective cost control in Forwarding and Logistics. UPS Freight posted quarter-over-quarter improvements in LTL tonnage and shipments. This business unit continued to take share in an extremely competitive environment. Its 1.9% decline in shipments year-over-year was in sharp contrast to the double-digit market decline.
     In the second quarter, UPS also opened healthcare logistics facilities in Puerto Rico and The Netherlands designed to meet the growing supply chain needs of pharmaceutical, medical device and biotech companies.
     UPS also enhanced its worldwide supply chain service capabilities with the introduction of new global technology for critical parts fulfillment and the establishment of a field stocking location network in India.
Outlook
     “The economic environment continues to be difficult. Declines in both our domestic and international businesses appear to be stabilizing but volumes will remain significantly below last year’s levels,” said Kurt Kuehn, UPS’s chief financial officer
     “Although declines in economic indicators are less dramatic than earlier in the year, questions remain as to when business activity will begin to strengthen,” he continued. “The business environment in the third quarter should be similar to the second quarter. As a result, we are providing the same guidance as we did for the second quarter — earnings per share within a range of $0.45 to 0.55.
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     “We are exceeding targeted cost savings, without compromising our high levels of service, while also investing for the future,” Kuehn concluded. “We are managing our business with a keen eye on balancing cost cutting with strategic investment.”
     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”
     In some periods, we supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge ($116 million after tax) related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. In the second quarter of 2009, we recorded a $77 million pre-tax charge ($48 million after tax) for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied. We presented second quarter and year-to-date 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment and remeasurement charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, pre-tax income, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
(amounts in millions, except per share data)	2009	2008	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$6,789	$7,714	$(925)	-12.0%
International Package	2,246	2,948	(702)	-23.8%
Supply Chain & Freight	1,794	2,339	(545)	-23.3%

Total revenue	10,829	13,001	(2,172)	-16.7%

Operating expenses:
Compensation and benefits	6,330	6,522	(192)	-2.9%
Other	3,604	5,025	(1,421)	-28.3%

Total operating expenses	9,934	11,547	(1,613)	-14.0%

Operating profit:
U.S. Domestic Package	476	899	(423)	-47.1%
International Package	293	407	(114)	-28.0%
Supply Chain & Freight	126	148	(22)	-14.9%

Total operating profit	895	1,454	(559)	-38.4%

Other income (expense):
Investment income (loss)	(22)	14	(36)	N/A
Interest expense	(181)	(104)	(77)	74.0%

Total other income (expense)	(203)	(90)	(113)	125.6%

Income before income taxes	692	1,364	(672)	-49.3%

Income tax expense	247	491	(244)	-49.7%

Net income	$445	$873	$(428)	-49.0%

Net income as a percentage of revenue	4.1%	6.7%

Per share amounts
Basic earnings per share	$0.45	$0.86	$(0.41)	-47.7%
Diluted earnings per share	$0.44	$0.85	$(0.41)	-48.2%

Weighted-average shares outstanding
Basic	998	1,021	(23)	-2.3%
Diluted	1,004	1,029	(25)	-2.4%

As adjusted income data:
Operating profit:
U.S. Domestic Package	$476	$899	$(423)	-47.1%
International Package	293	407	(114)	-28.0%
Supply Chain & Freight	126	148	(22)	-14.9%

Total operating profit	895	1,454	(559)	-38.4%

Income before income taxes (1)	$769	$1,364	$(595)	-43.6%
Net income (2)	$493	$873	$(380)	-43.5%
Basic earnings per share (2)	$0.49	$0.86	$(0.37)	-43.0%
Diluted earnings per share (2)	$0.49	$0.85	$(0.36)	-42.4%

(1)	Second quarter 2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(2)	Second quarter 2009 net income and earnings per share amounts exclude the after-tax effect of the currency remeasurement charge discussed in (1), which totaled $48 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.	1

United Parcel Service, Inc.
Selected Operating Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2009	2008	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,315	$1,648	$(333)	-20.2%
Deferred	652	789	(137)	-17.4%
Ground	4,822	5,277	(455)	-8.6%

Total U.S. Domestic Package	6,789	7,714	(925)	-12.0%
International Package:
Domestic	478	622	(144)	-23.2%
Export	1,677	2,145	(468)	-21.8%
Cargo	91	181	(90)	-49.7%

Total International Package	2,246	2,948	(702)	-23.8%
Supply Chain & Freight:
Forwarding and Logistics	1,183	1,635	(452)	-27.6%
Freight	507	596	(89)	-14.9%
Other	104	108	(4)	-3.7%

Total Supply Chain & Freight	1,794	2,339	(545)	-23.3%

Consolidated	$10,829	$13,001	$(2,172)	-16.7%

Consolidated volume (in millions)	914	959	(45)	-4.7%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,180	1,183	(3)	-0.3%
Deferred	879	878	1	0.1%
Ground	10,406	10,999	(593)	-5.4%

Total U.S. Domestic Package	12,465	13,060	(595)	-4.6%
International Package:
Domestic	1,079	1,127	(48)	-4.3%
Export	740	798	(58)	-7.3%

Total International Package	1,819	1,925	(106)	-5.5%

Consolidated	14,284	14,985	(701)	-4.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$17.41	$21.77	$(4.36)	-20.0%
Deferred	11.59	14.04	(2.45)	-17.5%
Ground	7.24	7.50	(0.26)	-3.5%
Total U.S. Domestic Package	8.51	9.23	(0.72)	-7.8%
International Package:
Domestic	6.92	8.62	(1.70)	-19.7%
Export	35.41	42.00	(6.59)	-15.7%
Total International Package	18.51	22.46	(3.95)	-17.6%
Consolidated	$9.78	$10.93	$(1.15)	-10.5%

Certain prior year amounts have been reclassified to conform to the current year presentation.	2

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
(amounts in millions, except per share data)	2009	2008	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$13,738	$15,449	$(1,711)	-11.1%
International Package	4,486	5,707	(1,221)	-21.4%
Supply Chain & Freight	3,543	4,520	(977)	-21.6%

Total revenue	21,767	25,676	(3,909)	-15.2%
Operating expenses:
Compensation and benefits	12,662	13,022	(360)	-2.8%
Other	7,492	9,707	(2,215)	-22.8%

Total operating expenses	20,154	22,729	(2,575)	-11.3%

Operating profit:
U.S. Domestic Package	860	1,858	(998)	-53.7%
International Package	587	828	(241)	-29.1%
Supply Chain & Freight	166	261	(95)	-36.4%

Total operating profit	1,613	2,947	(1,334)	-45.3%

Other income (expense):
Investment income (loss)	(9)	71	(80)	N/A
Interest expense	(263)	(238)	(25)	10.5%

Total other income (expense)	(272)	(167)	(105)	62.9%

Income before income taxes	1,341	2,780	(1,439)	-51.8%

Income taxes	495	1,001	(506)	-50.5%

Net income	$846	$1,779	$(933)	-52.4%

Net income as a percentage of revenue	3.9%	6.9%

Per share amounts
Basic earnings per share	$0.85	$1.73	$(0.88)	-50.9%
Diluted earnings per share	$0.84	$1.72	$(0.88)	-51.2%

Weighted average shares outstanding
Basic	998	1,029	(31)	-3.0%
Diluted	1,003	1,036	(33)	-3.2%

As adjusted income data:
U.S. domestic package (1)	$1,041	$1,858	$(817)	-44.0%
International package (1)	587	828	(241)	-29.1%
Supply chain and freight (1)	166	261	(95)	-36.4%

Total operating profit	1,794	2,947	(1,153)	-39.1%

Income before income taxes (1), (2)	$1,599	$2,780	$(1,181)	-42.5%
Net income (3)	$1,010	$1,779	$(769)	-43.2%
Basic earnings per share (3)	$1.01	$1.73	$(0.72)	-41.6%
Diluted earnings per share (3)	$1.01	$1.72	$(0.71)	-41.3%

(1)	2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(3)	2009 net income and earnings per share amounts exclude the after-tax effect of the impairment and currency remeasurement charges discussed in (1) and (2), which totaled $164 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.	3

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2009	2008	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$2,696	$3,286	$(590)	-18.0%
Deferred	1,345	1,594	(249)	-15.6%
Ground	9,697	10,569	(872)	-8.3%

Total U.S. Domestic Package	13,738	15,449	(1,711)	-11.1%
International Package:
Domestic	942	1,205	(263)	-21.8%
Export	3,363	4,167	(804)	-19.3%
Cargo	181	335	(154)	-46.0%

Total International Package	4,486	5,707	(1,221)	-21.4%
Supply Chain & Freight:
Forwarding and Logistics	2,380	3,198	(818)	-25.6%
Freight	961	1,109	(148)	-13.3%
Other	202	213	(11)	-5.2%

Total Supply Chain & Freight	3,543	4,520	(977)	-21.6%

Consolidated	$21,767	$25,676	$(3,909)	-15.2%

Consolidated volume (in millions)	1,830	1,927	(97)	-5.0%

Operating weekdays	127	128	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,185	1,191	(6)	-0.5%
Deferred	890	894	(4)	-0.4%
Ground	10,495	11,069	(574)	-5.2%

Total U.S. Domestic Package	12,570	13,154	(584)	-4.4%
International Package:
Domestic	1,088	1,114	(26)	-2.3%
Export	752	788	(36)	-4.6%

Total International Package	1,840	1,902	(62)	-3.3%

Consolidated	14,410	15,056	(646)	-4.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$17.91	$21.55	$(3.64)	-16.9%
Deferred	11.90	13.93	(2.03)	-14.6%
Ground	7.28	7.46	(0.18)	-2.4%
Total U.S. Domestic Package	8.61	9.18	(0.57)	-6.2%
International Package:
Domestic	6.82	8.45	(1.63)	-19.3%
Export	35.21	41.31	(6.10)	-14.8%
Total International Package	18.42	22.07	(3.65)	-16.5%
Consolidated	$9.86	$10.80	$(0.94)	-8.7%

Certain prior year amounts have been reclassified to conform to the current year presentation.	4